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INTERMET CORPORATION
5445 Corporate Drive
Troy, MI 48098-2683
Tel: 248-952-2500
Fax: 248-952-2501

{INTERMET LOGO}                                                    Exhibit 99.1
                                                     NEWS RELEASE

                                                       For IMMEDIATE Release
                                                       Contact: Bytha Mills
                                                       INTERMET Corporation
                                                       248-952-2500

                   INTERMET REPORTS 2004 FIRST-QUARTER RESULTS

                      SALES INCREASE MORE THAN NINE PERCENT

                 UNPRECEDENTED SCRAP-STEEL COSTS AFFECT EARNINGS

TROY, Mich., April 15, 2004 -- INTERMET Corporation (Nasdaq: INMT), one of the world's leading manufacturers of cast-metal automotive components, today reported 2004 first-quarter sales of $210.6 million, a nine-percent increase over the $193.0 million reported for the first quarter of 2003. Contributing to increased sales were $4.6 million related to currency exchange, $9.8 million related to the consolidation of the company's Porto Foundry acquired in July 2003, and $3.2 million in sales-volume growth.

The company also reported a 2004 first-quarter net loss of $7.9 million, or $0.31 per diluted share, compared with 2003 first-quarter net income of $3.2 million, or $0.12 per diluted share. Gross profit was $13.5 million, compared with $21.2 million reported in the 2003 first quarter.

INTERMET's first-quarter results included unprecedented scrap-steel cost increases in both North America and Europe, which were approximately $9.3 million higher compared with the first quarter of 2003; $0.7 million due to costs incurred at our Havana Foundry, which is in the process of being closed; and a $1.4 million charge for the write-off of previously capitalized debt-issuance costs related to the company's debt refinancing that was completed in January of this year.

Commenting on the quarter, Gary F. Ruff, President and Chief Executive Officer, said, "We are pleased by our increase in sales, especially when considering that production at our major North American customers was down over six percent compared with the first quarter of 2003. In addition, our efforts to implement INTERMET's product and process offerings are beginning to produce increased sales. These new sales are vital in that they demonstrate INTERMET's capabilities as an international casting supplier and technical leader, and contribute to future growth and profitability. Our manufacturing operations also performed well during the first quarter, improving both throughput and quality. Increased sales coupled with better capacity utilization have laid the groundwork for even greater operational efficiency and effectiveness.

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INTERMET Corporation
April 15, 2004
Page 2


"However, the dramatic rise in the cost of scrap steel during this quarter and the fourth quarter of 2003 significantly impacted our bottom line," Ruff said. "From June 2003 to March of this year, scrap-steel prices have nearly doubled to almost $300 per net ton. These increases have been attributed to increased global demand and reduced availability of premium scrap material. INTERMET was prepared to deal with more normal increases at typical rates, but not these unusual circumstances. INTERMET expects to recover most of the increases through surcharges in its customer contracts, but time lags built into most of the contracts push the surcharge recovery into the second half of 2004 and early 2005."

INTERMET reported debt of $394 million at the end of the first quarter of 2004 compared with $294 million at the end of 2003. The increase in debt was mainly due to INTERMET's cash balance at the end of the quarter, which had not been applied to debt repayment. Capital spending for the quarter was $6.9 million, debt-to-total capitalization was 72.3 percent and depreciation and amortization expense was reported at $12.4 million.

INTERMET also announced today that it completed an amendment to its senior secured credit facility providing additional financial flexibility. According to INTERMET Vice President of Finance and CFO Bob Belts, high steel prices warranted the change. "Our request to our senior lenders to relax certain financial covenants was directly related to the recent unexpected rise in the cost of scrap steel, which added over $9 million to our cost of sales in the first quarter," said Belts. "This amendment is effective from the first quarter of 2004 through the second quarter of 2005 and will relax the company's financial-covenant ratios and provide adequate liquidity. We are pleased that our lenders have provided continued support for INTERMET's business strategy."

SECOND-QUARTER OUTLOOK

Due to uncertainty in the scrap-steel market, INTERMET is not providing second-quarter guidance at this time.

The INTERMET Board of Directors voted to approve a quarterly dividend of $0.04 per share, payable July 1, 2004, to shareholders of record as of June 1, 2004.

INTERMET will hold a Conference Call today at 3:00 p.m. ET to discuss first-quarter results. Investors and interested parties can listen to a live webcast by visiting www.intermet.com and clicking on the "Financial/Investor Information" link on the home page. A slide presentation also will be available on the web site. It is recommended that access to the live webcast be established 10-15 minutes prior to the scheduled start time. A replay of the webcast briefing also is expected to be available on the company's web site beginning two hours after completion of the briefing through May 15, 2004.

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INTERMET Corporation
April 15, 2004
Page 3


With headquarters in Troy, Michigan, INTERMET Corporation is a manufacturer of powertrain, chassis/suspension and structural components for the automotive industry. INTERMET's strategy is to be the world's leading supplier of cast-metal automotive components. The company has approximately 6,000 employees at facilities in North America and Europe. More information is available on the Internet at www.intermet.com.

This news release includes forward-looking statements about INTERMET, including statements about the outlook for INTERMET for the second quarter and year. Projections and other forward-looking statements are subject to risks and uncertainties that can cause actual results to differ materially from anticipated results. These risks and uncertainties include continued uncertainty with respect to the cost of raw materials, particularly scrap steel. Continued high material costs could have a significant negative impact on INTERMET's earnings and liquidity. Other risks and uncertainties that could have negative impacts on the results anticipated by our forward-looking statements, including the outlook for 2004, are detailed in the preface to the Management's Discussion and Analysis of Financial Condition and Results of Operations section of our Annual Report for the year ended December 31, 2003.


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INTERMET Corporation
April 15, 2004
Page 4

    INTERMET CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                       Three Months Ended
                                                               ----------------------------------
                                                                  MARCH 31,           March 31,
                                                                    2004                2003
                                                               ---------------     --------------
                                                                           (Unaudited)
    Net sales                                                       $210,646           $193,040
    Cost of sales                                                    197,156            171,799
                                                               ---------------     --------------
    Gross profit                                                      13,490             21,241
     Selling, general and administrative expenses                     10,723              8,557
                                                               ---------------     --------------
    Operating profit                                                   2,767             12,684
    Interest expense, net                                              9,202              7,301
    Other (income) expense, net                                        (591)                272
                                                               ---------------     --------------
    (Loss) income from continuing operations before income
       taxes and equity interest in a joint venture                  (5,844)              5,111
    Income tax expense                                               (1,567)             (2,031)
    Equity interest in a joint venture                                     -                260
                                                               ---------------     --------------
    (Loss) income from continuing operation                          (7,411)              3,340
    Loss from discontinued operations, net of tax:                     (442)               (188)
                                                               ---------------     --------------
    Net (loss) income                                               ($7,853)              $3,152
                                                               ===============     ==============
    (Loss) earnings per common share:
    Basic
    (Loss) earnings from continuing operations                       ($0.29)              $0.13
    Loss from discontinued operations, net of tax                     (0.02)              (0.01)
                                                               ---------------     --------------
    (Loss) earnings per common share - basic                         ($0.31)              $0.12
                                                               ===============     ==============
    Diluted
    (Loss) earnings from continuing operations                       ($0.29)              $0.13
    Loss from discontinued operations, net of tax                     (0.02)              (0.01)
                                                               ---------------     --------------
    (Loss) earnings per common share - diluted                       ($0.31)              $0.12
                                                               ===============     ==============
    Weighted average shares outstanding:
       Basic                                                          25,595             25,547
       Diluted                                                        25,595             25,676





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INTERMET Corporation
April 15, 2004
Page 5



   INTERMET CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS
   (IN THOUSANDS)



                                                     MARCH 31,              December 31,
                                                      2004                     2003
                                                  ---------------       ----------------
                                                   (Unaudited)
  Assets:
  Current assets:
     Cash and cash equivalents                    $     58,806          $       1,035
     Accounts receivable                               108,748                 86,773
     Inventory                                          73,357                 77,411
     Other current assets                               10,414                 10,748
                                                  ---------------       ----------------
  Total current assets                                 251,325                175,967

  Property, plant and equipment, net                   316,460                324,080
  Goodwill                                             165,933                165,933
  Restricted cash                                       35,690                      -
  Other non-current assets                              23,755                 20,704
                                                  ---------------       ----------------

  Total assets                                        $793,163               $686,684
                                                  ===============       ================

  Liabilities and shareholders' equity:
  Current liabilities:
     Accounts payable                             $     93,026          $      80,737
     Accrued liabilities                                65,027                 59,542
     Short-term lines of credit                          8,493                  9,992
     Long-term debt due within one year                  5,042                  4,303
                                                  ---------------       ----------------
  Total current liabilities                            171,588                154,574

  Non-current liabilities:
     Long-term debt due after one year                 380,180                279,248
     Other non-current liabilities                      90,509                 90,725
                                                  ---------------       ----------------
  Total non-current liabilities                        470,689                369,973

  Shareholders' equity                                 150,886                162,137
                                                  ---------------       ----------------

  Total liabilities and shareholders' equity          $793,163               $686,684
                                                  ===============       ================

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INTERMET Corporation
April 15, 2004
Page 6


   INTERMET CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS)



                                                                             Three months ended
                                                                        ------------------------------
                                                                          MARCH 31,        March 31,
                                                                            2004             2003
                                                                        ------------------------------

                                                                                  (Unaudited)
 Cash provided by (used in) continuing operating activities                 $2,959           ($409)
 Cash provided by discontinued operations                                      900               49
                                                                        -------------    -------------
 Cash provided by (used in) operating activities                             3,859            (360)

 Additions to property, plant and equipment                                (6,926)          (2,601)
 Additions to property, plant and equipment by discontinued                      -            (102)
 operations                                                             -------------    -------------

 Cash used in investing activities                                         (6,926)          (2,703)

 Net (decrease) increase in revolving credit facility                     (17,000)            8,000
 Net increase (decrease) of other debts                                     82,068            (722)
 Payments of debt issuance costs                                           (2,422)            (405)
 Issuance of common stock                                                       13                -
 Dividends paid                                                            (1,024)          (1,020)
                                                                        -------------    -------------
 Cash provided by financing activities                                      61,635            5,853

 Effect of exchange rate changes on cash and cash equivalents                (797)            (744)
                                                                        -------------    -------------

 Net increase in cash and cash equivalents                                  57,771            2,046

 Cash and cash equivalents, beginning of period                              1,035            3,298
                                                                        -------------    -------------

 Cash and cash equivalents, end of period                                  $58,806           $5,344
                                                                        =============    =============
